                                                                   EXHIBIT 10.14

                                LOAN AGREEMENT

        THIS LOAN AGREEMENT ("Agreement"), dated as of January 9, 1991, is made between Bayou Steel Corporation ("Borrower") and Hibernia National Bank ("Lender"), who agree as follows:


                                   ARTICLE 1

                                 GENERAL TERMS

        Section 1.1  Terms Defined Above.  As used in this Agreement, the terms
                     -------------------
"Agreement", "Borrower" and "Lender" shall have the meanings indicated above.

        Section 1.2  Certain Definitions.  As used in this Agreement, the
                     -------------------
following terms shall have the meanings indicated, unless the context otherwise requires:

             "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in New Orleans, Louisiana.

             "Capital Lease" shall mean any lease that is required to be capitalized under generally accepted accounting principles.

             "Closing Date" shall mean the date on which the Note is executed and delivered by the Borrower to the Lender and funds are advanced by the Lender to the Borrower pursuant to this Agreement.

             "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             "Collateral" shall mean the property described in the Collateral Documents as security for the Indebtedness.

             "Collateral Documents" shall mean collectively the documents required by the Lender to obtain the security interest in the Collateral, as described in Article 3 hereof.

             "Credit Agreement" shall mean the Credit Agreement dated as of June 28, 1989 among the Borrower, Chemical Bank, as Agent, and Chemical Bank and the Lenders, relating to the Borrower's revolving credit notes.

             "Current Assets" shall mean with respect to any Person at any date, the aggregate amount of all assets of such Person which would be classified as current assets on
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     such date, computed and calculated in accordance with generally accepted accounting principles.

          "Current Liabilities" shall mean with respect to any Person ar any date, the aggregate amount of all liabilities of such Person (including tax and other proper accruals) which would be classified as current liabilities at such date, computed and calculated in accordance with generally accepted accounting principles, but for purposes of this Agreement, excluding the current portion of long-term Debt.

          "Debt" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (except current accounts payable arising in the ordinary course of business), (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all guarantees by such Person of indebtedness of others, (h) all Capital Lease obligations of such Person, (i) all protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Debt of any Person shall include the Debt of any partnership in which such person is a general partner.

          "Default" shall mean the occurrence of any of the events specified in
     Article 8 hereof, which upon notice or lapse of time or both would constitute an Event of Default.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

          "Event of Default" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

          "Financial Officer" shall mean the chairman, chief executive officer, president, chief financial officer, principal accounting manager, treasurer or controller of the Borrower or any Subsidiary.

          "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Lien" shall mean with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan" shall mean the Loan described in Article 2 hereof.

          "Loan Documents" shall mean this Agreement, the Note and the Collateral Documents.

          "Material Adverse Effect" shall mean (i) a materially adverse effect on the business, assets, operations, or financial condition of the Borrower and its Recourse Subsidiaries taken as a whole, (ii) a material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party or
     (iii) a material impairment of the rights of or benefits available to the Lender under the Loan Documents.

          "Non-Recourse Obligations" shall mean Debt of a Non-Recourse Subsidiary where (a) neither the Borrower nor any Subsidiary (other than such Non-Recourse Subsidiary): (i) provides any guarantee or credit support for such Debt (including any undertaking, guaranty, indemnity, agreement or instrument which would constitute such Debt, (b) the holders of such Debt expressly waive any recourse which they may have, in law, equity or otherwise, whether based on misrepresentation, control, ownership or otherwise, to the Borrower and any Subsidiary (other than such Non-Recourse Subsidiary) and (c) no default with respect to such Debt (including any rights which the holder thereof may have to take enforcement action against such Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Borrower or any

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     Subsidiary (other than such Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Non-Recourse Subsidiaries" shall mean a special purpose Subsidiary of the Borrower or any of its Subsidiaries formed to acquire securities or assets of a third party and which (i) has no Obligations other than Non-Recourse Obligations and (ii) does not, directly or indirectly, own any Obligations, stock or securities of, and has no investment in, the Borrower or any Recourse Subsidiary.

          "Note" shall mean the promissory note described in Article 2 hereof.

          "Obligations" shall mean any and all amounts, liabilities and/or obligations owing from time to time by the Borrower to the Lender or any transferee thereof pursuant to the Loan Documents, and whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

          "Plan" shall mean any Person or plan (other than a multi-employer plan) subject to Title IV of ERISA and maintained by the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of its employees.

          "Reportable Event" shall mean any reportable event as defined in
     Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan subject to the provisions of ERISA (other than a plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

          "Recourse Subsidiaries" shall mean any Subsidiary that is not a Non-Recourse Subsidiary.

          "Senior Indebtedness" shall mean the indebtedness of the Borrower pursuant to (i) the Senior Secured Indenture and (ii) the Credit Agreement.

          "Senior Secured Indenture" shall mean the Indenture dated September 5, 1986, between the Borrower and First National Bank of Commerce, as Trustee, relating to the Borrower's senior secured notes due 1998, and the Real and Chattel Mortgage and Collateral Assignment of Leases dated September 5, 1986, between the Borrower and First National Bank of Commerce, as Trustee, as amended, and as the notes issued pursuant thereto may be heretofore, have been and may hereafter be modified, renewed, substituted, replaced or reissued.

          "Subordinated Indebtedness" shall mean, with respect to the Borrower, Debt subordinated in right of payment to the monetary obligations of the Borrower under the Credit Agreement and this Agreement upon terms described in Schedule I hereto which by its terms shall not mature or be subject to
        ----------
     any prepayment, repurchase or any amortization of principal prior to the maturity date of the Note.

          "Subsidiary" shall mean any corporation, partnership, association or other business entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the Borrower or by the Borrower and one or more Subsidiaries of the Borrower, or (ii) which is, at the time any determination is made, otherwise controlled by the Borrower or one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower.

          "Tangible Net Worth" shall mean with respect to any Person at any time
     (i) the sum of such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account principals which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, less (ii) treasury stock and any minority interest in Subsidiaries, less (iii) the amount of all assets reflected as goodwill, patents, research and development and all other assets required to be classified as intangibles in accordance with generally accepted accounting principles and less (iv) the amount of any writeup in the value of any asset above the cost or depreciated cost thereof to such Person.

        Section 1.3  Accounting Terms.  Unless otherwise specified herein, all
                     ----------------
accounting terms or financial terms used

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herein shall be interpreted and construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent (except for changes approved by independent public accountants for the Borrower) with the most recent audited financial statements of the Borrower.


                                   ARTICLE 2

                                   THE CREDIT

        Section 2.1  Commitment to Lend.  Subject to and upon the terms and
                     ------------------
conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, on the Closing Date the Lender agrees to make a loan to the Borrower in the principal amount of $1,680,000. The loan is represented by a promissory note in the principal amount of $1,680,000, payable to the order of the Lender. The principal shall be payable as set forth in the Note. Interest on the Note shall accrue and be payable as set forth in the Note. The Note shall mature on December 31, 2000.

        Section 2.2  Business Days.  If the date for any payment, prepayment or
                     -------------
commitment fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest or commitment fee, as the case may be.

          Section 2.3  Payments.  The Borrower shall make each payment at the
                       --------
time and place set forth in the Note.

        Section 2.4  Use of Proceeds.  The Borrower shall use the proceeds of
                     ---------------
the Loan solely to finance the construction of leasehold improvements consisting of a 63,000 square foot warehouse building, including all equipment and other leasehold improvements, located at the Tulsa Port of Catoosa, Oklahoma.


                                   ARTICLE 3

                          SECURITY FOR THE OBLIGATIONS

        Section 3.1  Security.  The Loan shall be secured by a Mortgage,
                     --------
Security Agreement and Financing Statement executed by the Borrower granting a mortgage and security interest in (i) the leasehold interest of the Borrower in 20 acres at the Tulsa Port of Catoosa, Oklahoma, (ii) the leasehold improvements constructed

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by the Borrower thereon and (iii) all equipment and general intangibles located on or relating to such leasehold and improvements, but excluding in each case "inventory" as defined in Exhibit C of the Credit Agreement.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that as of the Closing Date:

        Section 4.1  Borrower's Existence.  The Borrower is a corporation duly
                     --------------------
organized, legally existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in Oklahoma, Louisiana and all other jurisdictions wherein the property it owns or the business it transacts make such qualification necessary.

        Section 4.2  Names of Borrower.  The Borrower has never done business
                     -----------------
under any name other than the name of the Borrower set forth above, except that from May 26, 1988 to August 3, 1988, the Borrower's name was Bayou Steel Corporation (of LaPlace) and that on July 19, 1988, the Borrower merged with Bayou Steel Corporation (of LaPlace).

        Section 4.3  Borrower's Power and Authorization.  The Borrower is duly
                     ----------------------------------
authorized and empowered to execute, deliver and perform the Loan Documents executed by it. All corporate action on the part of the Borrower requisite for the due creation and execution of this Agreement, the Note and Collateral Documents have been duly and effectively taken.

        Section 4.4  Review of Documents; Binding Obligations.  The Borrower has
                     ----------------------------------------
reviewed the Loan Documents with staff counsel for the Borrower and has had the opportunity to discuss the provisions thereof with the Lender prior to execution. This Agreement, the Note and the Collateral Documents constitute valid and binding obligations of the Borrower enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

        Section 4.5  No Legal Bar or Resultant Lien.  The Loan Documents do not
                     ------------------------------
and will not violate any provisions of the Borrower's articles of incorporation or bylaws, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, and will not result in the creation or imposition of any Lien upon

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any property of the Borrower other than as contemplated by this Agreement.

        Section 4.6  No Consent.  The Borrower's execution, delivery and
                     ----------
performance of the Loan Documents do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

        Section 4.7  Financial Condition.  All financial statements of the
                     -------------------
Borrower delivered to Lender fairly present the financial condition and results of operations of the Borrower, and the financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted in the auditors' unqualified opinion) throughout the periods involved, and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of Borrower. Since the close of the period covered by the latest financial statement delivered to Lender with respect to Borrower, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which
(i) might render Borrower unable to perform its obligations under this Agreement, the Note or the Collateral Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or the validity or priority of the lien of the Collateral Documents.

        Section 4.8  Taxes and Governmental Charges.  The Borrower has filed all
                     ------------------------------
tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon it or upon their respective property or income which are due and payable, or have provided adequate reserves for the payment thereof, except for taxes which are being contested in good faith and for which adequate reserves have been provided.

        Section 4.9  Defaults.  The Borrower is not in default under the Senior
                     --------
Indebtedness or any other indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it is bound, where such default would reasonably be expected to result in a Material Adverse Effect.

        Section 4.10  Margin Stock.  None of the proceeds of the Loan proceeds
                      ------------
will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal

Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks.

          Section 4.11  Utility or Investment Company.  The
                        -----------------------------
Borrower is not engaged in the generation, transmission, or distribution and sale of electric power; transportation, distribution and sale through a local distribution system of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products to other pipeline companies, refineries, local distribution systems, municipalities, or industrial consumers; provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 4.12  Compliance with the Law.  The Borrower (i) is not in
                      -----------------------
violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Borrower or any of its property is subject; and (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to result in a Material Adverse Effect.

        Section 4.13  ERISA.  The Borrower is in compliance in all material
                      -----
respects with the applicable provisions of ERISA, and no Reportable Event has occurred with respect to any Plan of the Borrower.

        Section 4.14  Other Information.  All information, reports, papers and
                      -----------------
data given to the Lender by the Borrower pursuant to this Agreement and in connection with the Borrower's application for the Loan are accurate and correct in all material respects. No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or fails to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

        Section 4.15  Title to Collateral.  The Borrower has good and
                      -------------------
merchantable leasehold title to the Collateral, free of all liens and encumbrances except those created in favor of the

Lender and those permitted by this Agreement. Furthermore, the Borrower has not heretofore conveyed or agreed to convey or encumber any Collateral in any way, except in favor of the Lender, or as permitted herein.

        Section 4.16  Environmental Matters.  No friable asbestos, or any
                      ---------------------
substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in any Collateral constituting immovable (real) property. Such property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA"). The Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of such property by reason of any Applicable Environmental Laws. To the Borrower's knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to such property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA.

        Section 4.17  Governmental Requirements.  Any Collateral constituting
                      -------------------------
immovable property is in compliance with all current governmental requirements affecting such property, including, without limitation, all current zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on such property and the contemplated use of such property.

        Section 4.18  Continuing Accuracy.  All of the representations and
                      -------------------
warranties contained in this Article or elsewhere in this Agreement shall be true as of the Closing Date, and Borrower shall promptly notify Lender of any event which would render any of said representations and warranties untrue or misleading in any material respect.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

        Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this
Article 5, from the date hereof and for so long as any of the Obligations is outstanding.

        Section 5.1  Performance of Obligations.  The Borrower will repay the
                     --------------------------
Obligations according to the reading, tenor and effect of the Note and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Note or the Collateral Documents at the time or times and in the manner specified.

        Section 5.2  Existence; Businesses and Properties.  The Borrower shall
                     ------------------------------------
do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect its rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, the failure to comply with which would have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

        Section 5.3  Insurance.  The Borrower shall keep the Collateral
                     ---------
adequately insured at all times by financially sound and reputable insurers to the extent and in the manner required by the Collateral Documents, and in addition, the Borrower shall maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

        Section 5.4  Obligations and Taxes.  The Borrower shall pay and
                     ---------------------
discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower's income or profits or in respect of the Collateral to the extent and in the manner required by the Collateral Documents, and in addition, the Borrower shall pay all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon the Collateral, provided that payment and discharge shall not be required with respect to any such tax, assessment, charge, or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings or where the failure to pay such tax, assessment, charge, levy or claim would not (i) have a Material Adverse Effect on the business, assets, operations or financial condition of the Borrower and the Recourse Subsidiaries taken as a whole or (ii) result in the imposition of any Lien on the Collateral securing a material amount in favor of any party entitling such party to priority of payment over the Obligations, and the Borrower shall have set aside on its books adequate reserves with respect thereto.

          Section 5.5  Financial Statements, Reports, etc.  The Borrower will
                       ----------------------------------
furnish to the Lender:

               (a) Annual Reports - within 120 days after the end of each fiscal
                   --------------
          year, the consolidated and consolidating (which shall include the Non-Recourse Subsidiaries) balance sheets and related statements of income and changes in cash flows, showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Arthur Andersen & Co. or other independent public accountants of recognized national standing acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with generally accepted accounting principles consistently applied (except as otherwise noted in the auditors' opinion);

               (b) Quarterly Reports - within 45 days after the end of each of
                   -----------------
          the first three fiscal quarters of each fiscal year, the consolidated and consolidating balance sheets (which shall include the Non-Recourse Subsidiaries) and related statements of income and changes in cash flows, showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and then elapsed portion of the fiscal year, all certified by a Financial Officer as fairly presenting the financial condition and results of operation of the Borrower on a consolidated basis in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments;

               (c) Certificates of Compliance - concurrently with any delivery
                   --------------------------
          of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in
          Section 6.5 hereof;

               (d) Other Information - promptly after the same become publicly
                   -----------------
          available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be, and promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement as the Lender may reasonably request.

        Section 5.6  Litigation and Other Notices.  The Borrower shall furnish
                     ----------------------------
to the Lender prompt written notice of the following: (i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto; (ii) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary thereof which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and (iii) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

        Section 5.7  ERISA.  (i) In the case of the Borrower and each
                     -----
Subsidiary, the Borrower shall itself, and shall cause each Subsidiary to, comply in all material respects with the applicable provisions of ERISA and (ii) furnish to the Lender

(A) as soon as possible, and in any event within 30 days after any Financial Officer of the Borrower or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in any aggregate amount exceeding $1,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (B) promptly after receipt thereof, a copy of any notice the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Sec-tion 412 of the Code) or to appoint a trustee to administer any Plan or Plans, (C) within 20 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (D) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate from the sponsor of a multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning the imposition of withdrawal liability or a determination that a multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA.

        Section 5.8  Further Assurances.  The Borrower will promptly (and in no
                     ------------------
event later than 30 days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Agreement, the Note or the Collateral Documents. The Borrower will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement, the Note or in the Collateral Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the Collateral Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

        Section 5.9  Reimbursement of Expenses.  The Borrower will pay all
                     -------------------------
reasonable legal fees incurred by the Lender in connection with the preparation of the Loan Documents. The Borrower will, upon request promptly reimburse the Lender for all amounts expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the Collateral or to collect the Obligations, or to enforce the rights of the Lender under the Loan Documents, which amounts may include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the Prime Rate plus one and three-fourths percent (1.75%) from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

        Section 5.10  Accounts and Records.  The Borrower will keep books of
                      --------------------
record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except for changes in accounting principles or practices with which the independent public accountants for Borrower concur.

        Section 5.11  Right of Inspection.  The Borrower will permit any
                      -------------------
officer, employee or agent of the Lender to visit and inspect any of the property of the Borrower, examine the books of record and accounts of the Borrower, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire.

        Section 5.12  Indemnification.  The Borrower will indemnify the Lender
                      ---------------
and hold the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral.

        Section 5.13  Environmental Indemnity.  (a) The Borrower shall defend,
                      -----------------------
indemnify and hold Lender and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under all property constituting immovable
(real) property of any hazardous substances or solid wastes (as defined in Section 4.16 of this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, or (ii) any activity carried on or undertaken on or off such property, by Borrower or any officers, employees, agents, contractors or subcontractors of Borrower, or any third persons acting by or for the Borrower at any time occupying or present on such property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under such property. The foregoing indemnity shall further apply to any residual contamination on or under such property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. The foregoing indemnity shall not apply to any contamination of such property created after the Lender acquires such property as a result of foreclosure, execution on judgment or deed in lieu of foreclosure.

        (b) The Borrower shall observe and comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters with respect to the Collateral, including without limitation, the removal on or under all property constituting immovable
(real) property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement).

          (c) The provisions of the Collateral Documents relating to environmental compliance shall apply to the Collateral.

        Section 5.14  Deposit Accounts.  The Borrower will establish one or more
                      ----------------
deposit accounts with the Lender and will maintain a deposit relationship with the Lender for so long as any part of the Obligations is outstanding.


                                   ARTICLE 6

                               NEGATIVE COVENANTS

        Unless the Lender's prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this
Article 6, from the date hereof and for so long as any part of the Obligations is outstanding.

        Section 6.1  Nature of Business.  The Borrower will not permit any
                     ------------------
material change to be made in the character of its business and business activities reasonably related thereto as carried on at the date hereof.

        Section 6.2  Mergers and Consolidations.  The Borrower will not merge
                     --------------------------
into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Recourse Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person, except that (i) the Borrower and any Recourse Subsidiary may purchase and sell inventory in the ordinary course of business,
(ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly-owned Recourse Subsidiary may merge into the Borrower in a transaction in which the Borrower is the Surviving corporation and (B) any wholly-owned Recourse Subsidiary may merge into or consolidate with any other wholly-owned Recourse Subsidiary in a transaction in which the surviving entity is a wholly-owned Recourse Subsidiary and no Person other than the Borrower or a wholly-owned Subsidiary receives any consideration and (iii) another Person may merge into or consolidate with the Borrower if (A) the Borrower is the surviving entity, (B) the Lender consents to such merger or consolidation, (C) at the time thereof and immediately after giving effect thereto, no Event of Default or Default shall have occurred and be continuing and (D) at the time thereof and immediately after giving effect thereto the Borrower is in compliance with the provisions of the Articles 4, 5 and 6 hereof and two financial officers of the Borrower provide certificates of compliance therewith to the Lender.

        Section 6.3  ERISA Compliance.  The Borrower will not at any time permit
                     ----------------
any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code; incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

        Section 6.4  Liens.  The Borrower will not create, incur, assume or
                     -----
permit to exist any Lien on any of the Collateral, except for the ground lease described in the Collateral Documents, Liens in favor of the Lender to secure the Obligations of the Borrower to the Lender under this Agreement, and Liens shown on the title insurance policy covering the Collateral.

          Section 6.5  Financial Covenants.  The Borrower shall not itself, or
                       -------------------
cause or permit any subsidiary to:

               (a) Current Ratio.  In the case of the Borrower and its Recourse
                   -------------
          Subsidiaries, permit the ratio of Current Assets to Current Liabilities, computed on a consolidated basis, at any time to be less than 1.50 to 1.00.

               (b) Tangible Net Worth.  In the case of the Borrower and its
                   ------------------
          Recourse Subsidiaries, fail at any time to maintain a Tangible Net Worth, computed on a consolidated basis, of at least $60,000,000.

               (c) Debt to Worth.  In the case of the Borrower and its Recourse
                   -------------
          Subsidiaries, permit the ratio of total Senior Indebtedness to the sum of Tangible Net Worth plus total Subordinated Indebtedness, computed in each case on a consolidated basis, at any time to exceed 1.75 to 1.00.

        Section 6.6  Amendment of Certain Agreements.  The Borrower shall not
                     -------------------------------
amend or modify the Senior Secured Indenture, the Credit Agreement, or any notes issued pursuant thereto without the prior written consent of the Lender if such amendment or modification would have a Material Adverse Effect on the interest of the Lender under this Agreement.


                                   ARTICLE 7

                             CONDITIONS OF LENDING

        Section 7.1  Conditions of Lending.  The obligation of the Lender to
                     ---------------------
make the Loan is subject to the accuracy of each and every representation and warranty of the Borrower contained in this Agreement, and to the delivery and receipt of the following on or before the Closing Date:

               (a) Agreement.  A duly executed counterpart of this Agreement
                   ---------
          signed by all the parties hereto.

               (b) Note.  The duly executed Note signed by the Borrower.
                   ----

               (c) Collateral Documents.  Duly executed counterparts or
                   --------------------
          originals of the Collateral Documents.

               (d) Articles of Incorporation and Good Standing.  Articles of
                   -------------------------------------------
          incorporation and certificate of good standing of the Borrower issued by the Secretary of State of the State of Delaware and certificates of qualification to do business and good standing in Oklahoma and Louisiana issued by the Secretaries of State of Oklahoma and Louisiana.

               (e) Corporate Certificate.  A certificate of the secretary of the
                   ---------------------
          Borrower (i) setting forth resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the authorization of the Loan Documents; (ii) attaching copies of the articles of incorporation and bylaws of the Borrower, (iii) stating the Federal tax identification number, and (iv) setting forth the officers and representatives authorized to sign such instruments.

               (f)  Fees.  Commitment fee of $16,800.
                    ----

               (g) Opinion.  A favorable opinion of the General Counsel of the
                   -------
          Borrower in form and substance satisfactory to the Lender and Lender's counsel.

               (h) Miscellaneous.  For the Collateral consisting of immovable
                   -------------
          property, (i) a survey of the property showing all improvements thereon and servitudes appertaining thereto; (ii) an environmental questionnaire relating to the property in form and substance satisfactory to the Lender; (iii) a title insurance commitment (followed by a policy) insuring the leasehold mortgage on the property and otherwise in form and substance satisfactory to the Lender; (iv) multi-peril hazard insurance commitment (followed by a policy) concerning the improvements on the property for the full replacement value thereof; (v) flood insurance application (followed by policy) if the property is in a special flood hazard area in the maximum amount available; (vi) copies of all leases, servitudes and restrictions applicable to the property; (vii) a building or occupancy permit for the construction of the improvements on the property; (viii) a cost breakdown of the construction of the improvements on the property; and
          (ix) an estoppel certificate from the City of Tula, Rodgers County Port Authority satisfactory to the Lender.

               (i) Appraisal.  A MAI appraisal in form and substance
                   ---------
          satisfactory to the Lender indicating that the Collateral has a value of not less than $2,100,000.

                                   ARTICLE 8

                                    DEFAULT

        Section 8.1  Events of Default.  Any of the following events shall be
                     -----------------
considered an "Event of Default" as that term is used herein:

               (a) Principal and Interest Payments.  The Borrower fails to make
                   -------------------------------
          payment when due of any principal or interest installment on the Note, any commitment fee or any other Obligations to the Lender, and such failure continues for 10 calendar days.

               (b) Representations and Warranties.  Any representation or
                   ------------------------------
          warranty contained in the Loan Documents proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made to the Lender by the Borrower under the Loan Documents proves to have been false or misleading in any material adverse respect as of the date when such were made, deemed made or furnished.

               (c) Covenants.  The Borrower defaults in the due observance or
                   ---------
          performance of any covenant, condition or agreement contained in the Loan Documents (other than a default under Subsections (a) and (b) hereof), and such default shall continue unremedied for a period of 30 days; provided, however, that if the Lender has actual knowledge of the occurrence of a default specified in this Subsection (c) and the Borrower does not have knowledge of such occurrence, the 30-day period shall begin on the date on which the Lender sends notice of such default to the Borrower.

               (d) Involuntary Bankruptcy or Receivership Proceedings.  A
                   --------------------------------------------------
          receiver, conservator, liquidator or trustee of the Borrower, or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower, under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent; or any material portion of the Collateral is sequestered by court order and such order remains in effect for more than 30 days after the Borrower obtains knowledge thereof; or a petition is filed against the Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days. This paragraph (d) shall not be applicable to any Non-Recourse Subsidiary.

               (e) Voluntary Petitions.  The Borrower files a case under the
                   -------------------
          Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

               (f) Assignments for Benefit of Creditors.  The Borrower makes an
                   ------------------------------------
          assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or of all or any part of its property.

               (g)  Attachment.  A writ or warrant of attachment or any similar
                    ----------
          process shall be issued by any court against all or any material portion of the Collateral, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

               (h) Condemnation.  Either (i) all of the Collateral or (ii) such
                   ------------
          a substantial portion as precludes the Borrower from using the remaining Collateral to substantially the same extent as the use of the Collateral on the Closing Date is condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

               (i) Ground Lease.  The Borrower defaults in the payment of any
                   ------------
          amounts or the performance of any covenants contained in the lease of the property from the The City of Tulsa-Rodgers County Port Authority and either (i) the grace periods provided in Section 6.2 of the aforesaid lease have expired or (ii) prior to the expiration of such grace periods, the Borrower ceases diligent efforts to cure such default.

        Section 8.2  Remedies.  (a)  Upon the happening of any Event of Default
                     --------
specified in the preceding Section (other than Subsection (d) or (e) thereof), the Lender may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

        (b)  Upon the happening of any Event of Default specified in Subsection
(d) or (e) of the preceding Section, the entire principal amount of all Obligations then outstanding including interest accrued thereon shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

        Section 8.3  Set-Off.  Upon the occurrence of any Event of Default, the
                     -------
Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender (other than funds in payroll, trust or employee benefit accounts) against any amounts then due by the Borrower to the Lender pursuant to the Agreement.


                                   ARTICLE 9

                                 MISCELLANEOUS

        Section 9.1  Notices.  Any notice or demand which, by provision of this
                     -------
Agreement, is required or permitted to be given or served by the Lender to or on the Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) five Business Days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) on the date of receipt, or (if delivered in person) on the date of receipt, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:

               Bayou Steel Corporation
               River Road - P.O. Box 5000
               LaPlace, Louisiana  70069

               Attention: Richard J. Gonzalez
                          General Manager, Finance and
                            Data Processing

                          with a copy to

               Bayou Steel Corporation
               1111 West Mockingbird Lane
               Dallas, Texas  75247

               Attention: Howard B. Myers, General Counsel

        Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by Borrower to or on Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) five Business Days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) on the date of receipt, or (if delivered in person) on the date of receipt, in each case addressed (until another address or addresses are given in writing by Lender to Borrower) as follows:

               Hibernia National Bank
               P.O. Box 61540
               New Orleans, Louisiana  70161
                                       or
               313 Carondelet Street
               New Orleans, Louisiana  70130

               Attention: Manager, Commercial Loan Department

        Section 9.2  Entire Agreement.  This Agreement, the commitment letter of
                     ----------------
the Lender in favor of the Borrower, dated August 21, 1990, the Note and the Collateral Documents set forth the entire agreement of the Lender and the Borrower with respect to the Obligations, and supersede all prior written or oral understandings with respect thereto.

        Section 9.3  Renewal, Extension or Rearrangement.  All provisions of
                     -----------------------------------
this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.

        Section 9.4  Amendment.  Neither this Agreement nor any provisions
                     ---------
hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

        Section 9.5  Invalidity.  In the event that any one or more of the
                     ----------
provisions contained in this Agreement, the Note, or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the Collateral Documents.

          Section 9.6  Survival of Agreements.  All representations and
                       ----------------------
warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

        Section 9.7  Waivers.  No course of dealing on the part of the Lender,
                     -------
its officers, employees, or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note or the Collateral Documents shall operate as a waiver thereof.

        Section 9.8  Cumulative Rights.  The rights and remedies of the Lender
                     -----------------
under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

        Section 9.9  Time of the Essence.  Time shall be deemed of the essence
                     -------------------
with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and the Lender to be performed hereunder.

        Section 9.10  Successors and Assigns; Participants.  (a)  Whenever in
                      ------------------------------------
this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

        (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Lender under this Agreement upon notice of such transfer to the Borrower.

        (c) Borrower hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third party lenders. Borrower specifically (i) consents to all such transfers and assignments, waives any right to consent to any such transfers and assignments as may be provided under applicable Louisiana law; (ii) agrees that the purchaser of a participation interest in the Obligations will be considered as the absolute owner of a percentage interest of such Obligations and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest;
(iii) waives any right of offset that Borrower may have against the Lender and/or any purchaser of such a participation interest in the Obligations to the extent permitted by Section 8.3 hereof, and unconditionally agrees that either the Lender or such a purchaser may enforce

Borrower's Obligations under this Agreement, irrespective of the failure or insolvency of the Lender or any such purchaser; (iv) agrees that any purchaser of a participation interest in the Obligations may exercise any and all rights of counter-claim, set-off, banker's lien and other liens with respect to any and all monies owing to the Borrower; and (v) agrees that, upon any transfer of all or any portion of the Obligations, the Lender may transfer and deliver any and all collateral securing repayment of such Obligations to the transferee of such Obligations and such collateral shall secure any and all of the Obligations in favor of such a transferee, and after any such transfer has taken place, the Lender shall be fully discharged from any and all future liability and responsibility to Borrower with respect to such collateral, and the transferee thereafter shall be vested with all the powers, rights and duties with respect to such collateral.

        Section 9.11  Relationship Between the Parties.  The relationship
                      --------------------------------
between the Lender and the Borrower shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership.

        Section 9.12  Limitation of Liability.  This Agreement, the Note and the
                      -----------------------
Collateral Documents, are executed by an officer of the Lender, and by acceptance of the Loans, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Lender, resort shall be had solely to the assets and property of the Lender, and no shareholder, officer, employee or agent of the Lender shall be personally liable therefor.

        Section 9.13  Titles of Articles, Sections and Subsections.  All titles
                      --------------------------------------------
or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

        Section 9.14  Singular and Plural.  Words used herein in the singular,
                      -------------------
where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

        Section 9.15  Governing Law.  This Agreement is, and the Note will be,
                      -------------
contracts made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

        Section 9.16  Counterparts.  This Agreement may be executed in two or
                      ------------
more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument, provided each party is provided with a copy of all duly executed signatures of each party.

        Section 9.17  Waiver of Jury Trial; Submission to Jurisdiction.  (A) THE
                      ------------------------------------------------
BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (I) THE NOTE, (II) THIS AGREEMENT, (III) THE COLLATERAL DOCUMENTS OR (IV) THE PROPERTY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE LENDER, AND THE BORROWER AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE LENDER FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

        (B) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

BORROWER:                     BAYOU STEEL CORPORATION
- --------


                              By:________________________________
                                 Name:  Richard J. Gonzalez
                                 Title: General Manager, Finance
                                           and Data Processing

LENDER:                       HIBERNIA NATIONAL BANK
- ------


                              By:________________________________
                                 Name:  Spencer J. Gagnet
                                 Title: Vice President

                                 SCHEDULE I
                                 ----------

                    DESCRIPTION OF SUBORDINATED INDEBTEDNESS
                    ----------------------------------------


        1. All indebtedness evidenced hereby ("Junior Indebtedness") shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of Superior Indebtedness. For the purpose hereof, the term "Superior Indebtedness" shall mean all monetary obligations of Bayou Steel Corporation (the "Borrower") under that certain Loan Agreement dated January 9, 1991, between the Borrower and Hibernia National Bank (the "Lender") (the "Loan Agreement"), as same may from time to time be amended, and shall include, without limitation, any interest payable in respect of any such obligation subsequent to the commencement of any proceeding against or with respect to the Borrower under any chapter of the Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code"), regardless of whether or not the holder of
    -- ---
such Superior Indebtedness would be entitled to receive dividends or payments with respect to any such interest or any such proceeding.

        2. No payment under Junior Indebtedness shall be made by the Borrower unless full payment of amounts then due for principal of, premium, if any, sinking funds, if any, and interest on Superior Indebtedness has been made or duly provided for in money by the Borrower. No payment under Junior Indebtedness shall be made by the Borrower if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal or mandatory prepayments of or premium, if any, sinking funds, if any, interest or commitment or other fees or amounts with respect to any Superior Indebtedness or (ii) there shall have occurred an event which constitutes an Event of Default or any event that with notice or lapse of time or both would constitute such an Event of Default (other than a default in the payment of principal or mandatory prepayments of, or premium, if any, sinking funds, if any, interest or commitment or other fees or amounts), with respect to any Superior Indebtedness as such an Event of Default is defined in the Loan Agreement under which the same is outstanding and such Event of Default or event that with notice or lapse of time or both would constitute an Event of Default referred to in clause (ii) above, (x) the Borrower may resume making payments under Junior Indebtedness 180 days after any notice required to be given with respect to such Event of Default or event pursuant to such Superior Indebtedness has been given if (A) there has been no acceleration of the maturity of any Superior Indebtedness and (b) such default is not at such time the subject of any judicial proceeding and (y) only one notice of the kind referred to in clause (x) above and relating to the same Event of Default or event shall be effective for the purposes hereof in any twelve-month period.

        3. Upon (i) any payment being required to be made by the Borrower under the Junior Indebtedness upon any declaration of acceleration of the principal amount thereof or (ii) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due upon, and all other amounts arising from or in connection with, all Superior Indebtedness of the Borrower shall first be paid in full, or payment thereof provided for in money, before any payment is made under Junior Indebtedness; and upon any such declaration of acceleration or dissolution or winding up or liquidation or reorganization any distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the holders of Junior Indebtedness would be entitled except for the provisions hereof, shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Junior Indebtedness if received by them, directly to the holders of Superior Indebtedness of the Borrower (pro rata to each such holder on the basis of the respective amounts of such Superior Indebtedness held by such holder), or their representatives to the extent necessary to pay all such Superior Indebtedness in full, in money, after giving effect to any concurrent prepayment of distribution to or for the benefit of the holders of such Superior Indebtedness, before any payment or distribution is made to the holders of Junior Indebtedness. In furtherance of the foregoing, but not by way of limitation thereof, in the event that the Borrower shall file or have filed against it a petition under any chapter of the Bankruptcy Code or be adjudicated a bankrupt thereunder, with the result that the Borrower is excused from the obligation to pay all or any part of the interest otherwise payable in respect of any Superior Indebtedness during the period subsequent to the commencement of any such proceedings under the Bankruptcy Code, each holder of Junior Indebtedness by his acceptance hereof does hereby agree that all or such part of such interest, as the case may be, shall be payable out of, and to that extent diminish and be at the expense of, reorganization dividends or other distributions in respect of such Junior Indebtedness.

        4. In the event that any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, not permitted by the foregoing shall be received by the holders of Junior Indebtedness before all Superior indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Superior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Superior Indebtedness may have been issued or under which such instruments are pledged or issued, as their respective interests may appear, for application to the payment of all Superior Indebtedness remaining unpaid to the extent necessary to pay all such Superior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Superior Indebtedness.

        5. The provisions hereof are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Junior Indebtedness on the other hand, and nothing herein shall impair, as between the Borrower and the holder of any Junior Indebtedness, the obligations of the Borrower under Junior Indebtedness, which are unconditional and absolute, nor shall anything herein prevent the holders of any Junior Indebtedness from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, all subject to the rights, if any, hereunder of holders of Superior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the holders of Junior Indebtedness.

        6. Each holder of Junior Indebtedness by his acceptance hereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Superior Indebtedness, whether such Superior Indebtedness was created or acquired before or after the issuance of this Junior Indebtedness and such holder of Superior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and/or continuing to hold such Superior Indebtedness.

        7. Subject to the payment in full of all Superior Indebtedness, the holders of Junior Indebtedness shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Borrower applicable to the Superior Indebtedness until the Junior Indebtedness shall be paid in full, and no such payments or distributions to the holders of Superior Indebtedness shall, as among the Borrower, its creditors other than the holders of Superior Indebtedness and the holders of Junior Indebtedness, be deemed to be a payment by the Borrower to or on account of the Junior Indebtedness.

                                       3